Exhibit 99.2Exhibit 99.2

Table of Contents Company Overview Company Information  3 Current Period Highlights  4 Financial Highlights 5 Company Snapshot 6 Financial Information Funds From Operations (FFO), Normalized Funds From Operations (Normalized FFO),    and Normalized Funds Available for Distribution (Normalized FAD) 7 Net Operating Income and Same‐Property Data  8 Market Capitalization and Debt Composition 9 2013 and Historical Acquisition Activity 10 Portfolio Information Key Market Concentration and Regional Portfolio Distribution 11 Same‐Property Performance and In‐House Property Management 12 Portfolio Diversification by Type and Historical Campus Proximity 13 Tenant Lease Expirations and Historical Occupancy 14 Top 15 Health System Relationships  15 Health System Relationship Highlights 16 Condensed Consolidated Balance Sheets  17 Condensed Consolidated Statements of Operations  18 Reporting Definitions   19 Forward‐Looking Statements: Certain statements contained in this report constitute forward‐looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office market performance. Such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward‐looking statements are generally identifiable by use of the terms such as “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward‐looking statements. Forward looking statements speak only as of the date made and we do not intend to publicly update or revise any forward‐looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward‐looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward‐looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. These risks and uncertainties should be considered in evaluating forward‐looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, is included herein and in our other filings with the SEC. 2

Healthcare Trust of America

Healthcare Trust of America, Inc. (NYSE: HTA), a publicly traded real estate investment trust, is a leading, fully-integrated owner of medical office buildings. HTA listed its shares on the New York Stock Exchange on June 6, 2012. HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are located on the campuses of nationally recognized healthcare systems in major U.S. metropolitan areas.

Since its formation in 2006, HTA has acquired a geographically diverse portfolio of properties that totals approximately $2.7 billion based on purchase price and is comprised of approximately 12.9 million square feet of GLA located in 27 states. HTA's overall portfolio occupancy is 91.3% by GLA, and approximately 58% of HTA's annualized base rent comes from credit rated tenants.

HTA has developed a national property management and leasing platform which it directs through its primary regional offices in Scottsdale, Indianapolis, Atlanta and Charleston. At the end of the second quarter, approximately 89% of HTA's total portfolio GLA is managed internally on this platform.

Senior Management

Scott D. Peters
Chairman, Chief Executive Officer, and President

Kellie S. Pruitt
Chief Financial Officer, Secretary, and Treasurer

Mark D. Engstrom
Executive Vice President-Acquisitions

Amanda L. Houghton
Executive Vice President-Asset Management

Robert A. Milligan
Senior Vice President-Corporate Finance

Locations and Contact Information

Corporate Headquarters
16435 North Scottsdale Road
Suite 320
Scottsdale, AZ 85254
(480) 998-3478

Atlanta Regional Office
1357 Hembree Road
Suite 130
Roswell, GA 30076
(770) 884-4073

Charleston Regional Office
463 King Street
Suite B
Charleston, SC 29403
(843) 623-3751

Indianapolis Regional Office
201 N. Pennsylvania Parkway
Suite 201
Indianapolis, IN 46280
(317) 550-2800

Transfer Agent
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105
(888) 801-0107

Financial Contact
Kellie S. Pruitt
Chief Financial Officer
16435 North Scottsdale Road
Suite 320
Scottsdale, AZ 85254
(480) 258-6637
Email: kelliepruitt@htareit.com

Investor Relations
Robert A. Milligan
Senior Vice President- Corporate Finance
16435 North Scottsdale Road
Suite 320
Scottsdale, AZ 85254
(480) 998-3478
Email: robertmilligan@htareit.com

3

4 Second Quarter 2013 Highlights Operating • FFO: $0.19 per diluted share, or $43.6 million, an increase of $0.14 per diluted share, compared to Q2 2012. • Normalized FFO: $0.16 per diluted share, or $35.7 million, unchanged per diluted share, compared to Q2 2012. • Normalized FAD: $0.14 per diluted share, or $32.0 million, an increase of $0.01 per diluted share, or 7.7%, compared to Q2 2012. • Same‐Property Cash NOI: Increased 3.4% to $49.7 million, an increase of $1.6 million, compared to Q2 2012. • NOI: $55.0 million, an increase of $3.5 million, or 6.7%, compared to Q2 2012. Portfolio • Occupancy: At the end of the quarter, the occupancy rate of HTA’s portfolio increased to 91.3% by GLA. • Leasing: During the quarter, HTA entered into new or renewal leases on approximately 238,000 square feet of GLA, approximately 1.9% of its portfolio. Tenant retention for the quarter was approximately 85% by GLA. • In‐House Property Management and Leasing Platform: As of June 30, 2013, HTA’s in‐house property management and leasing platform operated 11.4 million square feet, or 89% of total GLA. During the quarter, HTA transitioned approximately 322,000 square feet of GLA to its in‐house property management and leasing platform. • Acquisitions: During the quarter, HTA acquired a medical office building in Atlanta, Georgia for $5.6 million  (100% leased and approximately 23,000 square feet). Subsequent to the end of the quarter, HTA acquired $57.1 million of medical office buildings, resulting in total year‐to‐date acquisitions of $151.2 million. Balance Sheet and Liquidity • Share Conversion: In June 2013, HTA’s third tranche of common stock (Class B‐2) converted to Class A shares. As a result of this conversion, HTA had a total of $1.9 billion in market value, or 168.8 million Class A shares, that were eligible to trade on the NYSE as of June 30, 2013. The final tranche of Class B common stock totaling 57.3 million shares is scheduled to be unlocked on December 6, 2013. • Russell Global and Russell 1000 Indexes: On July 1, 2013, HTA was added to the Russell Global and Russell 1000 Indexes. • Equity ATM Program: During the quarter, HTA issued and sold approximately $20.1 million of Class A common stock through the equity ATM program, at an average price of $11.60 per share. • Balance Sheet: As of June 30, 2013, HTA had total liquidity of $770.9 million, including $650.0 million of availability on its unsecured revolving credit facility and $120.9 million of cash and cash equivalents. Total debt to total capitalization was 30.3%.

Healthcare Trust of America

Financial Highlights

unaudited and in thousands, except per share data

	Three Months Ended				
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
INCOME ITEMS (Including Discontinued Operations):					
Revenues	$ 77,244	$ 76,861	$ 74,042	$ 78,098	$ 75,697
NOI [1,2]	54,995	52,892	51,989	52,289	51,531
Annualized Adjusted EBITDA [1,3]	195,514	188,068	187,220	187,704	181,664
Normalized FFO [1,4]	35,699	34,150	34,245	35,435	35,671
Normalized FAD [1,4]	32,002	31,544	30,403	29,063	30,627
Net Income (Loss) Available to Common Shareholders per common share – diluted	$ 0.06	$ 0.01	$ (0.01)	$ (0.01)	$ (0.08)
Normalized FFO per common share - diluted	$ 0.16	$ 0.16	$ 0.16	$ 0.16	$ 0.16
Normalized FAD per common share - diluted	$ 0.14	$ 0.14	$ 0.14	$ 0.13	$ 0.13
Same Property Cash NOI Growth	3.4%	3.4%	3.8%	2.4%	2.7%
Fixed Charge Coverage Ratio [5]	3.11x	3.25x	3.21x	3.15x	3.07x

	As of				
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
ASSETS (Including Discontinued Operations):					
Gross Real Estate Investments	$ 2,671,990	$ 2,667,868	$ 2,580,648	$ 2,553,848	$ 2,556,102
Total Assets	$ 2,574,753	2,590,204	2,414,090	2,403,913	2,436,867
CAPITALIZATION:					
Total Debt	$ 1,114,204	$ 1,135,693	$ 1,037,359	$ 1,000,479	$ 859,318
Total Stockholders' Equity	1,330,518	1,328,853	1,254,266	1,286,589	1,475,005
Total Market Capitalization [6]	3,681,556	3,771,109	3,162,420	3,097,134	3,133,217
Total Debt / Total Market Capitalization	30.3%	30.1%	32.8%	32.3%	27.4%

(1) Refer to pages 19 and 20 for the reporting definitions on NOI, Annualized Adjusted EBITDA, Normalized FFO and Normalized FAD.
(2) Refer to page 8 for a reconciliation of GAAP Net Income (Loss) to NOI.
(3) Refer to page 19 for a reconciliation of GAAP Net Income (Loss) to Annualized Adjusted EBITDA.
(4) Refer to page 7 for a reconciliation of GAAP Net Income (Loss) Attributable to Controlling Interest to Normalized FFO and FAD.
(5) Calculated as EBITDA divided by interest expense (excluding change in the fair market value of derivatives), scheduled principal payments and limited partner minority interest distributions during the last twelve months.
(6) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period.

5

Company Snapshot  as of June 30, 2013 (1) Includes the impact of interest rate derivative swaps. Gross real estate investments (billions) $2.7  Total buildings 269  Occupancy 91.3% Portfolio tenant retention rate  85% Total portfolio gross leasable area (GLA) (millions) 12.9  Investment grade tenants (based on annualized base rent) 42% Credit rated tenants (based on annualized rent) 58% % of GLA on‐campus / aligned 96% Average remaining lease term for all buildings (years) 6.6 Average remaining lease term for single‐tenant buildings (years) 8.8 Average remaining lease term for multi‐tenant buildings (years) 5.4 Credit ratings Baa3(Positive)/BBB‐(Stable) Cash and cash equivalents (millions) $120.9 Total debt to capitalization 30.3% Weighted average interest rate per annum on portfolio debt 1 4.16% 6 AZ 11% TX 12% IN 10% SC 9% PA 9%FL 7% NY 7% GA 5% Other 30% Presence in 27 States (based on GLA) Medical Office  Buildings Hospitals Senior Care Building Type  (based on GLA) MOB Hospitals Senior Care

Healthcare Trust of America

Funds From Operations (FFO),
Normalized Funds From Operations (Normalized FFO)
and Normalized Funds Available for Distribution (Normalized FAD)
(unaudited and in thousands, except per share data)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Net income (loss) attributable to controlling interest	$ 14,025	$ (19,322)	$ 15,376	$ (19,636)
Depreciation and amortization expense (including amounts in discontinued operations)	29,583	30,964	58,144	58,321
FFO	$ 43,608	$ 11,642	$ 73,520	$ 38,685
FFO per share - basic	$ 0.19	$ 0.05	$ 0.33	$ 0.17
FFO per share - diluted	$ 0.19	$ 0.05	$ 0.33	$ 0.17
Acquisition-related expenses	658	2,970	1,683	5,292
Listing expenses	—	12,544	4,405	12,544
Net change in fair value of derivative financial instruments	(8,922)	4,787	(10,528)	5,295
Noncontrolling income from operating partnership units included in diluted shares	203	3	211	8
Transitional expenses	—	1,704	—	1,704
Acceleration of deferred financing costs	155	—	590	415
Escrow settlement revenue	—	—	—	(350)
Debt extinguishment costs	—	1,886	—	1,886
Other normalizing items	(3)	135	(32)	135
Normalized FFO	$ 35,699	$ 35,671	$ 69,849	$ 65,614
Normalized FFO per share - basic	$ 0.16	$ 0.16	$ 0.32	$ 0.29
Normalized FFO per share - diluted	$ 0.16	$ 0.16	$ 0.31	$ 0.29
Normalized FFO	$ 35,699	$ 35,671	$ 69,849	$ 65,614
Other income	(10)	(63)	(18)	(91)
Non-cash compensation expense	343	(20)	908	982
Straight-line rent adjustments, net	(1,631)	(2,119)	(3,369)	(4,564)
Amortization of acquired below and above market leases, net	520	427	1,070	1,022
Deferred revenue - tenant improvement related	(179)	(106)	(310)	(266)
Amortization of deferred financing costs	833	953	1,647	1,646
Recurring capital expenditures, tenant improvements and leasing commissions	(3,573)	(4,116)	(6,313)	(5,873)
Normalized FAD	$ 32,002	$ 30,627	$ 63,464	$ 58,470
Normalized FAD per share - basic	$ 0.14	$ 0.13	$ 0.29	$ 0.26
Normalized FAD per share - diluted	$ 0.14	$ 0.13	$ 0.29	$ 0.25
Weighted average number of shares outstanding:				
Basic	225,610	229,436	221,380	229,159
Diluted	227,780	229,614	222,585	229,336

7

Net Operating Income and Same‐Property Data (unaudited and in thousands) 8 Three Months Ended June 30, Six Months Ended June 30, 2013 2012 2013 2012 Net income (loss)  $ 14,233 $ (19,314) $ 15,617 $ (19,620) General and administrative expenses 6,217 4,908 12,665 10,915 Non‐traded REIT expenses — 1,704 — 3,847 Acquisition‐related expenses 658 2,970 1,683 5,292 Depreciation and amortization expense (including amounts in  discontinued operations) 29,583 30,964 58,144 58,321 Listing expenses — 12,544 4,405 12,544 Interest expense and net change in fair value of derivative financial  instruments (including amounts in discontinued operations) 4,314 15,932 15,391 26,965 Debt extinguishment costs — 1,886 — 1,886 Other income (10) (63) (18) (91) NOI $ 54,995 $ 51,531 $ 107,887 $ 100,059 NOI percentage growth 6.7% 7.8% NOI $ 54,995 $ 51,531 $ 107,887 $ 100,059 Straight‐line rent adjustments, net (1,631) (2,119) (3,369) (4,564) Amortization of acquired below and above market leases, net 520 427 1,070 1,022 Other non‐cash and normalizing items (159) 115 (282) (253) Cash NOI $ 53,725 $ 49,954 $ 105,306 $ 96,264 Notes receivable interest income (546) (1,336) (1,092) (2,672) Non Same‐Property Cash NOI (3,503) (581) (14,822) (7,098) Same‐Property Cash NOI $ 49,676 $ 48,037 $ 89,392 $ 86,494 Same‐Property Cash NOI percentage growth 3.4% 3.4%

Healthcare Trust of America

Market Capitalization and Debt Composition as of June 30, 2013 *(in thousands)*

Market Capitalization

Secured Mortgage Debt	$	359,284
Unsecured Term Loans		455,000
Unsecured Notes		300,000
Unsecured Credit Facility		-
Net premium / (discount)		(80)
Total Debt	$	**1,114,204**
Stock Price (as of June 28, 2013)		11.23
Total Diluted Common Shares Outstanding		228,616
Equity Market Capitalization	$	**2,567,352**
Total Capitalization	$	**3,681,556**
Total Undepreciated Assets	$	**2,962,026**
Total Debt/ Total Capitalization		**30.3%**
Total Debt/ Total Undepreciated Assets		**37.6%**
Total Net Debt/ PF Annualized EBITDA		**5.1x**



Secured Debt 9.8%
Unsecured Debt 20.5%
Equity 69.7%

Debt Composition

Security	Stated Rate[1]	Effective Rate[2]	2013	2014	2015	2016	2017	2018	Thereafter	Total
Revolving Credit Facility due 2016[3,4]	2.10%	2.10%	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Fixed Rate Mortgages	5.93%	5.93%	8,235	6,392	72,625	104,696	99,963	11,935	55,438	359,284
Unsecured Term Loan due 2016[4]	2.05%	2.95%				300,000			-	300,000
Unsecured Term Loan due 2019	2.20%	3.29%	-	-	-	-	-	-	155,000	155,000
Unsecured Senior Notes due 2023	3.70%	3.70%	-	-	-	-	-	-	300,000	300,000
Net premium / (discount)										(80)
Total Debt	3.77%	4.16%	$8,235	$6,392	$72,625	$404,696	$99,963	$11,935	$510,438	$1,114,204

Covenants

Senior Notes	Required	6/30/2013
Total Leverage	60%	38%
Secured Leverage	40%	12%
Unencumbered Asset Coverage	150%	299%
Interest Coverage	1.50x	3.80x

Bank Loans	Required	6/30/2013
Total Leverage	60%	42%
Secured Leverage	40%	13%
Tangible Net Worth	1,221	1,443
Fixed Charge Coverage	1.65x	3.11x
Unencumbered Leverage	60%	39%
Unencumbered Coverage	1.75x	6.88x

(1) The stated rate on the debt instrument as of June 30, 2013.
(2) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of June 30, 2013.
(3) Rate includes the 35bps facility fee that is payable on the entire $650 million revolving commitment.
(4) Does not reflect the 1-year extension option which could extend the maturity to 2017.

9

Healthcare Trust of America

2013 and Historical Acquisition Activity as of June 30, 2013

2013 Acquisition Activity[1]

Property	Property Location	Date Acquired	Percent Leased at Acquisition	Purchase Price[2]	GLA[1]
Forest Park Tower	Dallas, TX	3/11/2013	100.0%	$ 48,779	130
Texas A&M Health Science Center	College Station, TX	3/22/2013	100.0%	39,750	124
Medical Park Drive	Atlanta, GA	6/18/2013	100.0%	5,610	23
Total				$ 94,139	277

Historical Acquisition Activity

	Purchase Price[1]	% of Total	GLA[1]	% of Total
2007	$ 413,150	15.4%	2,247	17.5%
2008	542,976	20.2%	2,916	22.7%
2009	455,950	17.0%	2,251	17.5%
2010	802,148	29.9%	3,515	27.3%
2011	68,314	2.5%	307	2.4%
2012	294,937	11.0%	1,358	10.6%
2013	94,139	3.4%	277	2.0%
Subtotal	$ 2,671,614	99.4%	12,871	100.0%
Mortgage note receivable	15,000	0.6%	N/A	N/A
Total	$ 2,686,614	100.0%	12,871	100.0%

(1) Subsequent to quarter end, HTA completed 2 acquisitions totaling $57.1 million and 232,000 square feet of GLA.
(2) GLA and purchase price are in thousands.

10

Key Market Concentration  and Regional Portfolio Distribution as of June 30, 2013 11 Regional Portfolio Distribution (1) GLA is in thousands. Key Market Concentration  Market GLA1 % of Portfolio Phoenix, AZ 1,153  9.0% Pittsburgh, PA 978  7.6% Greenville, SC 965  7.5% Indianapolis, IN 850  6.6% Albany, NY 879  6.8% Houston, TX 692  5.4% Atlanta, GA 597  4.6% Dallas, TX 591  4.6% Boston, MA 359  2.8% Raleigh, NC 244  1.9% Oklahoma City, OK 186  1.4% Total key market concentration 7,494  58.2%

Same‐Property Performance and In‐House Property Management as of June 30, 2013 In‐House Property Management As of June 30, 2013, 11.4 million square feet, or 89% of total portfolio GLA was managed by HTA’s national property management and leasing platform. HTA continues to roll out its national property management and leasing platform to additional markets, including 2.7 million square feet of GLA transitioned in the first half of 2013. 12 Same‐Property Performance1 (1) GLA, revenues, expenses, NOI and occupancy SF are in thousands. (2) Total Common Area Maintenance reimbursement revenue for Q2 2013 decreased by $0.6mm compared to Q2 2012 as a result of lower operating expenses. (3) The presentation for same property cash NOI was adjusted to reflect changes in the administrative payment of certain triple net lease obligations. This had the effect of reducing both the cash revenue and cash expense of the base comparison years. Cash NOI was not affected. Three Months Ended Sequential Year ‐ Over ‐ Year 6/30/2013 3/31/2013 6/30/2012 $ Change % Change $ Change % Change Revenues2 $70,686  $70,566  $70,400  $119 0.2% $286 0.4% Expenses (21,010) (21,662) (23,363) $652  (3.0%) $1,352  (6.0%) Same Property Cash NOI3 $49,676  $48,904  $48,037  $772  1.6% $1,639  3.4% Three Months Ended 6/30/2013 3/31/2013 6/30/2012 Number of Buildings 263  263  263  GLA 12,282  12,282  12,283  Occupancy SF, end of  period 11,157  11,112  11,164  Occupancy, end of period 90.8% 90.5% 90.9% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 2010 2011 2012 6/30/13 In‐House SF (Single‐Tenant) In‐House SF (Multi‐Tenant)

Healthcare Trust of America

Portfolio Diversification by Type and Historical Campus Proximity as of June 30, 2013

	Number of Buildings	Number of States	GLA[1]	Percent of Total GLA[1]	Annualized Base Rent[1]	Percent of Annualized Base Rent
Medical office buildings:						
Single-tenant, net lease	71	10	2,911	22.6%	$55,695	22.6%
Single-tenant, gross lease	4	3	215	1.7%	4,524	1.9%
Multi-tenant, net lease	76	20	3,715	28.9%	65,295	26.5%
Multi-tenant, gross lease	99	15	4,808	37.3%	90,143	36.6%
Other facilities that serve the healthcare industry:						
Hospitals, single-tenant, net lease	10	4	641	5.0%	21,830	8.9%
Seniors housing, single-tenant, net lease	9	3	581	4.5%	8,544	3.5%
Total	269	27	12,871	100.0%	$246,031	100.0%


Single Tenant Off-Campus 1%
Multi-Tenant Off-Campus 3%
Multi-Tenant On-Campus/Aligned 63%
Single Tenant On-Campus/Aligned 33%

Historical Campus Proximity

	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Off-Campus Aligned	24%	23%	24%	24%	25%
On-Campus	72%	73%	72%	72%	71%
Subtotal: On-Campus/Aligned	96%	96%	96%	96%	96%
Off-Campus Non-Aligned	4%	4%	4%	4%	4%
Total	100%	100%	100%	100%	100%

(1) GLA and Annualized Base Rent are in thousands.

13

Healthcare Trust of America

Tenant Lease Expirations and Historical Occupancy as of June 30, 2013

Tenant Lease Expirations

Expiration	Number of Leases Expiring	Total GLA of Expiring Leases[1]	Percent of Area Represented by Expiring Leases	Annualized Base Rent Under Expiring Leases[1]	Percent of Total Annualized Base Rent Represented by Expiring Leases
Month-to-month	81	159	1.4%	$2,748	1.1%
Third quarter 2013	48	126	1.1%	2,768	1.1%
Fourth quarter 2013	89	228	1.8%	4,949	2.0%
2013	137	354	3.0%	$7,717	3.1%
2014	241	685	5.8%	14,473	5.9%
2015	222	864	7.4%	19,592	8.0%
2016	212	1,121	9.5%	22,395	9.1%
2017	236	1,103	9.4%	22,725	9.2%
2018	201	1,310	11.2%	25,913	10.5%
2019	95	718	6.2%	17,153	7.1%
2020	116	577	4.9%	12,005	4.9%
2021	123	1,200	10.2%	23,381	9.5%
2022	71	747	6.4%	20,521	8.3%
Thereafter	162	2,909	24.6%	57,408	23.3%
Total	1,897	11,747	100.0%	$246,031	100.0%

Historical Occupancy

	6/30/13	3/31/2013	12/31/2012	9/30/2012	6/30/2012
Total Portfolio Occupancy, end of period	91.3%	90.9%	91.1%	91.1%	91.0%
On-Campus/Aligned Occupancy, end of period	91.6%	91.3%	91.4%	91.5%	91.3%
Off-Campus Occupancy, end of period	84.3%	82.2%	83.2%	83.0%	83.1%

(1) GLA and annualized base rent are in thousands.

14

Healthcare Trust of America

Top 15 Health System Relationships as of June 30, 2013

Tenant	Weighted Average Lease Term	Credit Rating	Total Leased GLA [1]	Percent of Leased GLA	Annualized Base Rent [1]	Percent of Annualized Base Rent
Highmark[2]	9	A	853	7.3%	$15,633	6.4%
Greenville Hospital System	11	A1	761	6.5%	13,455	5.5%
Steward Health Care System	14	B	317	2.7%	7,124	2.9%
Aurora Health Care	11	AA-	315	2.7%	6,684	2.7%
Indiana University Health	4	A1	310	2.6%	4,967	2.0%
Community Health Systems	5	B1	300	2.6%	6,603	2.7%
Deaconess Health System	10	A+	272	2.3%	4,173	1.7%
Banner Health	2	AA-	225	1.9%	4,835	2.0%
Hospital Corp of America	4	B1	221	1.9%	4,983	2.0%
Capital District Physicians Health Plan	3	-	198	1.6%	3,012	1.1%
Wellmont Health System	9	BBB+	160	1.4%	2,633	1.1%
Catholic Health Partners	4	A1	154	1.3%	2,352	1.0%
Rush University Medical Center	7	A2	137	1.1%	4,425	1.8%
Sisters of Mercy Health System	13	Aa3	134	1.1%	3,668	1.5%
Ascension Health	6	Aa2	112	1.0%	2,755	1.1%
			4,469	38.0%	$87,302	35.5%

(1) GLA and annualized base rent are in thousands.
(2) Includes 278,000 of leased square feet which previously belonged to West Penn Allegheny Health System and is now part of the Highmark-Allegheny Health Network.

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Health System Relationship Highlights Banner Health (AA‐), based in Phoenix, Arizona, is one of the largest non‐profit hospital systems in the United States. It operates 24 acute care hospitals and health care facilities and employs more than 36,000 people. In addition to basic emergency and medical services the organization provides level 1 trauma services, organ transplants, hospice, long‐term/home care, rehabilitation services, behavioral health services, and is also involved in cutting edge research. Forest Park Medical Center, headquartered in Dallas, Texas, is a leading physician‐owned health system focused on private‐pay hospitals in key markets. With medical center locations in Dallas and Frisco, and plans to expand to Southlake, Fort Worth, Austin, and San Antonio, Forest Park will include over 280 beds and 70 operating suites upon completion, in world‐class facilities. Greenville Hospital System (A1), located in Greenville, South Carolina, is a nonprofit academic delivery system and is one of the largest health systems in the state of South Carolina with five medical campuses, outpatient centers, wellness centers, long‐term care facilities, and research and academics – including the University of South Carolina School of Medicine‐Greenville. The system has 1,268 beds, approximately 1,271 physicians included in medical staff, and approximately 10,925 employees. Highmark (A), based in Pittsburgh, Pennsylvania, is among the largest health insurers in the United States and the fourth largest Blue Cross and Blue Shield‐affiliated company. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high‐quality, efficient health care for patients. Highmark's mission is to be the leading health and wellness company. Indiana University Health (A1), based in Indianapolis, Indiana, is Indiana’s most comprehensive healthcare system. A unique partnership with Indiana University School of Medicine, one of the nation’s leading medical schools, gives patients access to innovative treatments and therapies. IU Health is comprised of hospitals, physicians and allied services dedicated to providing preeminent care throughout Indiana and beyond. Piedmont HealthCare (Aa3), based in Atlanta, Georgia, is the Atlanta region’s premier community healthcare system. Founded in 1905, Piedmont is driven by the mission to create a system committed to compassion, advanced treatments, access to care and strong connections to make their patients, communities and region better. What started as a single hospital a century ago has grown into an integrated healthcare system with five hospitals and close to 100 physician and specialist offices across greater Atlanta and North Georgia. Steward Health Care System (B), located in Boston, Massachusetts, is the largest fully integrated community care organization and community hospital network in New England. Steward is the third largest employer in Massachusetts with more than 17,000 employees serving more than one million patients annually. The system includes 11 hospitals and over 2,000 beds that reach over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Physician Network, and Steward Home Care and Hospice, Laboure College and Por Cristo. Wellmont Health System (BBB+), Wellmont Health System is a leading healthcare provider in the Tri‐ Cities region of Northeast Tennessee and Southwest Virginia. Formed in 1996, Wellmont is a not‐for‐ profit, integrated health system guided by the mission to deliver superior health care with compassion and a vision to deliver the best health care anywhere. Wellmont provides a continuum of services ranging from community‐based acute care to highly specialized tertiary services, including nationally recognized cardiology care. 16

Condensed Consolidated Balance Sheets (unaudited and in thousands, except share data) 17 June 30, 2013 December 31, 2012 ASSETS Real estate investments: Land $ 182,313 $ 183,651 Building and improvements  2,102,743 2,044,113 Lease intangibles 360,937 352,884 Property held for sale, net 21,138 — 2,667,131 2,580,648 Accumulated depreciation and amortization  (392,102) (349,118) Real estate investments, net  2,275,029 2,231,530 Real estate notes receivable 20,000 20,000 Cash and cash equivalents 120,871 15,956 Restricted cash and escrow deposits 18,268 17,623 Receivables and other assets, net 97,289 84,970 Other intangibles, net 42,237 44,011 Non‐real estate assets of property held for sale, net 1,059 — Total assets $ 2,574,753 $ 2,414,090 LIABILITIES AND EQUITY Liabilities: Debt, net $ 1,114,204 $ 1,037,359 Accounts payable and accrued liabilities 71,661 63,443 Derivative financial instruments ‐ interest rate swaps 2,065 9,370 Security deposits, prepaid rent and other liabilities 28,966 24,450 Intangible liabilities, net 10,823 11,309 Total liabilities 1,227,719 1,145,931 Commitments and contingencies Redeemable noncontrolling interest of limited partners 3,423 3,564 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and  outstanding — — Class A common stock, $0.01 par value; 900,000,000 and 700,000,000 shares  authorized as of June 30, 2013 and December 31, 2012, respectively; 168,795,956  and 100,086,387 shares issued and outstanding as of June 30, 2013 and  December 31, 2012, respectively 1,688 1,001 Class B common stock, $0.01 par value; 100,000,000 and 300,000,000 shares  authorized as of June 30, 2013 and December 31, 2012, respectively; 57,283,127  and 114,566,254 shares issued and outstanding as of June 30, 2013 and  December 31, 2012, respectively 573 1,146 Additional paid‐in capital 2,011,333 1,885,836 Cumulative dividends in excess of earnings (683,076) (633,717) Total stockholders’ equity 1,330,518 1,254,266 Noncontrolling interest 13,093 10,329 Total equity 1,343,611 1,264,595 Total liabilities and equity $ 2,574,753 $ 2,414,090

Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share data) 18 Three Months Ended June 30, Six Months Ended June 30, 2013 2012 2013 2012 Revenues: Rental income $ 76,625 $ 74,389 $ 152,432 $ 143,757 Interest income from mortgage notes receivable and other income 619 1,308 1,239 2,616 Total revenues 77,244 75,697 153,671 146,373 Expenses: Rental  22,557 24,667 46,461 47,294 General and administrative  6,217 4,908 12,665 10,915 Non‐traded REIT — 1,704 — 3,847 Acquisition‐related  658 2,970 1,683 5,292 Depreciation and amortization 29,583 30,735 57,973 57,863 Listing  — 12,544 4,405 12,544 Total expenses 59,015 77,528 123,187 137,755 Income (loss) before other income (expense) 18,229 (1,831) 30,484 8,618 Other income (expense): Interest expense: Interest related to debt (12,240) (10,370) (23,397) (20,476) Interest related to derivative financial instruments and net  change in fair value of derivative financial instruments 7,926 (5,434) 8,167 (6,234) Debt extinguishment costs — (1,886) — (1,886) Other income 10 63 18 91 Income (loss) from continuing operations 13,925 (19,458) 15,272 (19,887) Income from discontinued operations 308 144 345 267 Net income (loss)  $ 14,233 $ (19,314) $ 15,617 $ (19,620) Net income attributable to noncontrolling interests (208) (8) (241) (16) Net income (loss) attributable to controlling interest $ 14,025 $ (19,322) $ 15,376 $ (19,636) Earnings (losses) per share attributable to controlling interest ‐ basic: Continuing operations $ 0.06 $ (0.08) $ 0.07 $ (0.09) Discontinued operations 0.00 0.00 0.00 0.00 Net income (loss) $ 0.06 $ (0.08) $ 0.07 $ (0.09) Earnings (losses) per share attributable to controlling interest ‐ diluted: Continuing operations $ 0.06 $ (0.08) $ 0.07 $ (0.09) Discontinued operations 0.00 0.00 0.00 0.00 Net income (loss)  $ 0.06 $ (0.08) $ 0.07 $ (0.09) Weighted average number of shares outstanding: Basic 225,610 229,436 221,380 229,159 Diluted 227,780 229,436 222,585 229,159

Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (Adjusted EBITDA): Is presented on an assumed annualized basis. We define Adjusted EBITDA for HTA as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, listing expenses, and stock based compensation. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. The following is a reconciliation of our net income (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for June 2013 by 12 (but excluding the impact of abatements, concessions, and straight‐line rent). Credit Ratings: Credit ratings of our tenants or their parent companies. Funds from Operations (FFO): HTA defines FFO, a non‐GAAP measure, as net income or loss attributable to controlling interest computed in accordance with GAAP, excluding gains or losses from sales of property and impairment write downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents FFO because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income or loss attributable to controlling interest. FFO should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to make distributions. FFO should be reviewed in connection with other GAAP measurements. Gross Leasable Area (GLA): Gross leasable area (in square feet). Gross Real Estate Investments: Based on acquisition price and includes one portfolio of real estate notes receivable. Net Operating Income (NOI): NOI is a non‐GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from HTA’s total portfolio of properties before general and administrative expenses, acquisition‐related expenses, depreciation and amortization expense, listing expenses, non‐traded REIT expenses, interest expense and net change in the fair value of derivative financial instruments, and other income. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Reporting Definitions 19 For the Three Months Ended June 30, 2013 Adjusted EBITDA Net Income $14,025 Add: Depreciation and amortization (including amounts in discontinued  operations) 29,583 Interest expense, net (including amounts in discontinued operations) 4,314 EBITDA 47,922 Acquisition‐related expenses 658 Non‐cash compensation expense 299 Adjusted EBITDA 48,879 Adjusted EBITDA Annualized $195,514

Cash Net Operating Income (NOI): Cash NOI is a non‐GAAP financial measure which excludes from NOI straight‐line rent adjustments, amortization of acquired below and above market leases and other non‐cash and normalizing items. Other non‐cash and normalizing items include items such as the amortization of lease inducements, lease termination fees and tenant improvements reimbursements. HTA believes that Cash NOI provides an accurate measure of the operating performance of its operating assets because it excludes certain items that are not associated with management of the properties. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount. Normalized Funds Available for Distribution (Normalized FAD): HTA defines Normalized FAD, a non‐GAAP measure, which excludes from Normalized FFO other income, non‐cash compensation expense, straight‐line rent adjustments, amortization of acquired below and above market leases, deferred revenue ‐ tenant improvement related, amortization of deferred financing costs and recurring capital expenditures, tenant improvements and leasing commissions. HTA believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. In order to understand and analyze HTA’s liquidity, Normalized FAD should be compared with cash flow (computed in accordance with GAAP). Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of HTA’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (Normalized FFO): Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non‐operating items included in FFO, as defined. Therefore, HTA uses Normalized FFO, which excludes from FFO acquisition‐related expenses, listing expenses, net change in fair value of derivative financial instruments, noncontrolling income from operating partnership units included in diluted shares, acceleration of deferred financing costs, escrow settlement revenue and other normalizing items, to further evaluate how its portfolio might perform after its acquisition stage is complete and the sustainability of its distributions in the future. However, HTA’s use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss attributable controlling interest (computed in accordance with GAAP) as an indicator of HTA’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of HTA’s liquidity, nor is it indicative of funds available to fund HTA’s cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy: Occupancy represents the percentage of total gross leasable area that is leased, including month‐to‐month leases and leases that are signed but not yet commenced, as of the date reported. Off‐Campus: A building or portfolio that is not located on or adjacent to key hospital based‐campuses and is not aligned with recognized healthcare systems. On‐Campus / Aligned: On‐campus refers to a property that is located on or adjacent to a healthcare system. Aligned refers to a property that is not on the campus of a healthcare system, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements, Leasing Commissions: Represents amounts paid for 1) recurring capital expenditures required to maintain and re‐tenant our properties, 2) second generation tenant improvements, and 3) leasing commissions paid to secure new tenants. Retention: Tenant Retention Rate is defined as the sum of the total leased GLA of tenants that renew an expiring lease over the total GLA of expiring leases. Same‐Property Cash Net Operating Income: To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “same‐property.” Same‐property amounts are calculated as the amounts attributable to all properties which have been owned and operated by HTA during the entire span of all periods reported, excluding properties held for sale. Therefore, any properties acquired after the first day of the earlier comparison period and any mortgage notes receivable interest income are excluded from same properties. Reporting Definitions (continued) 20

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